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                                                                    EXHIBIT 2.2

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

   This First Amendment to Asset Purchase Agreement (this "Amendment") is made as of November 14, 2003, by and among WinCup Holdings, Inc., a Delaware corporation ("Buyer"); Polar Plastics Inc, a Delaware corporation, and Polar Plastics (NC) Inc, a North Carolina corporation (each individually a "Seller" and collectively, "Sellers").


                                   RECITALS:

   WHEREAS, Buyer and Sellers are parties to that certain Asset Purchase Agreement dated November 11, 2003 (the "Agreement") pursuant to which Buyer agreed to acquire from Sellers substantially all of the Assets (as defined in the Agreement) of Sellers; and

   WHEREAS, Buyer and Sellers desire to amend the Agreement as more fully set forth herein;

   NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained in this Amendment, and for their mutual reliance and intending to be legally bound, the parties hereto agree as follows:

   1. Defined Terms. Except to the extent specifically indicated to the contrary in this Amendment, capitalized terms used in this Amendment shall have the meanings given to them in the Agreement.

   2. Amendments.

   (a) Section 2.2(b)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

   "(i) (THREE MILLION EIGHT HUNDRED TWENTY TWO THOUSAND SIX HUNDRED EIGHTY FIVE U.S. dollars (U.S. $3,822,685) shall be paid to Sellers by wire transfer (the "Cash Payment"); provided, however, the Cash Payment shall be increased or decreased, as appropriate, to take into account any increase or decrease in the amount of the Assumed Liabilities set forth in Section 2.3(a)(i), (ii) and (iii) below;"

   (b) Section 2.2(b)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

   "(ii) THREE MILLION U.S. dollars (U.S. $3,000,000) shall be retained by Buyer to be paid in accordance with Section 2.7(b) below;"

   (c) Section 2.6(b)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

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   "THREE MILLION EIGHT HUNDRED TWENTY TWO THOUSAND SIX HUNDRED EIGHTY FIVE
   U.S. dollars (U.S. $3,822,685) (to be adjusted in the event Sellers' obligations under the Assumed Liabilities set forth in Sections 2.3(a)(i) through (iii) above are greater or lesser than the amounts set forth therein) by wire transfer to an account specified by Sellers in a writing delivered to Buyer at least three(3) business days prior to the Closing Date;"

   (d) The first sentence of Section 2.7(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

   "Sellers and Buyer have agreed that THREE MILLION U.S. dollars (U.S. $3,000,000) of the Purchase Price shall be held back by Buyer at Closing (the "Working Capital Holdback"), to be payable as follows:"

   3. Effect on Agreement; General Provisions. Except as set forth in this Amendment, the terms and provisions of the Agreement are hereby ratified and declared to be in full force and effect. This Amendment shall be governed by the provisions of the Agreement, as amended by this Amendment, which provisions are incorporated herein by reference. This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Other than the reference to the Agreement contained in the first recital of this Amendment, each reference to the Agreement and any agreement contemplated thereby or executed in connection therewith, whether or not accompanied by reference to this Amendment, shall be deemed a reference to the Agreement as amended by this Amendment.


                 (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)



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   IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized officers as of the day and year first above written.

                                           WINCUP HOLDINGS, INC.

                                           By:    /S/ MICHAEL V. VALENZA
                                                  -----------------------------
                                           Name:  Michael Valenza
                                           Title: Sr. V.P. Finance CFO

                                           POLAR PLASTICS INC

                                           By:    /S/ ERIC COHEN
                                                  -----------------------------
                                           Name:  Eric Cohen
                                           Title: CEO

                                           POLAR PLASTICS (NC) INC

                                           By:    /S/ ERIC COHEN
                                                  -----------------------------
                                           Name:  Eric Cohen
                                           Title: CEO


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